                                                                    EXHIBIT 99.2




                      REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Naporano Iron &
Metal Co. and Nimco Shredding Co.


In our opinion, the accompanying combined balance sheets and the related combined statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Naporano Iron & Metal Co. and Nimco Shredding Co. (collectively, the "Company"), at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management, our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



Price Waterhouse LLP
Florham Park, New Jersy
June 23, 1998

NAPORANO IRON & METAL CO. AND NIMCO SHREDDING CO.
COMBINED BALANCE SHEETS



                                                                                                                       (UNAUDITED)
                                                                                 DECEMBER 31,                            MARCH 31,
                                                                          1997                   1996                      1998
                                                                      -----------             -----------               -----------
                               ASSETS
Current assets:
   Cash and cash equivalents                                          $ 7,530,369             $ 4,631,794               $10,301,595
   Trade accounts receivable, net of $50,000 allowance                  7,073,446               5,910,735                11,253,806
   Sundry receivables                                                   1,201,666                 776,324                 1,141,977
   Inventories                                                         18,923,181              15,101,082                10,774,108
   Prepaid expenses and other assets                                    1,157,197                 574,612                 1,078,655
   Due from related parties                                                81,161               3,598,554                    81,789
                                                                      -----------             -----------               -----------
      Total current assets                                             35,967,020              30,593,101                34,631,930

Property and equipment, net                                             6,736,093               6,139,433                 6,453,555
Investment in affiliate                                                 2,388,698               3,749,907                 2,226,640
                                                                      -----------             -----------               -----------
      Total assets                                                    $45,091,811             $40,482,441               $43,312,125
                                                                      ===========             ===========               ===========

                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt                                  $   375,964             $   351,153               $   286,450
   Accounts payable                                                     5,787,892               4,362,086                 1,288,641
   Accrued expenses                                                     3,676,281               2,811,356                 4,546,078
                                                                      -----------             -----------               -----------
      Total current liabilities                                         9,840,137               7,524,595                 6,121,169

Long-term debt                                                          1,380,297               1,751,728                 1,379,677
                                                                      -----------             -----------               -----------
      Total liabilities                                                11,220,434               9,276,323                 7,500,846
                                                                      -----------             -----------               -----------

Commitments and contingencies (Note 10)

Stockholders' equity:
   Invested capital                                                       358,331                 358,331                   358,331
   Retained earnings                                                   33,513,047              30,847,787                35,452,948
                                                                      -----------             -----------               -----------
      Total stockholders' equity                                       33,871,378              31,206,118                35,811,279
                                                                      -----------             -----------               -----------
      Total liabilities and stockholders' equity                      $45,091,811             $40,482,441               $43,312,125
                                                                      ===========             ===========               ===========

            See accompanying notes to combined financial statements.

NAPORANO IRON & METAL CO. AND NIMCO SHREDDING CO.
COMBINED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS






                                                                      FOR THE YEAR ENDED DECEMBER 31,
                                                    --------------------------------------------------------
                                                         1997                 1996                 1995
                                                    -------------         -------------        -------------
Gross sales                                         $ 155,746,608         $ 117,077,928        $ 223,575,615
Less: outbound freight                                 16,470,552             7,930,437           25,710,764
                                                    -------------         -------------        -------------
   Net sales                                          139,276,056           109,147,491          197,864,851

Cost of sales                                         116,921,846           101,139,752          178,050,560
                                                    -------------         -------------        -------------
   Gross profit                                        22,354,210             8,007,739           19,814,291

General and administrative expenses                    10,521,076             9,484,847           10,390,034
Interest expense                                          226,198               432,205              589,866
Interest and sundry income                               (927,760)             (963,204)            (514,599)                      )
Equity (income) loss of affiliate                        (580,793)              283,304             (634,295)
                                                    -------------         -------------        -------------
   Income (loss) before income taxes                   13,115,489            (1,229,413)           9,983,285

Provision (benefit) for state income taxes                172,698               (22,598)             135,889
                                                    -------------         -------------        -------------
   Net income (loss)                                $  12,942,791         $  (1,206,815)       $   9,847,396
                                                    =============         =============        =============

Retained earnings, beginning of year                $  30,847,787         $  37,017,221        $  32,855,919
Net income (loss)                                      12,942,791            (1,206,815)           9,847,396
Distributions to stockholders                         (10,277,531)           (5,210,367)          (6,172,894)
Contributions from stockholders                              --                 247,748              486,800                       )
                                                    -------------         -------------        -------------
Retained earnings, end of year                      $  33,513,047         $  30,847,787        $  37,017,221
                                                    =============         =============        =============

                                                            (UNAUDITED)
                                                    THREE MONTHS ENDED MARCH 31,
                                                    -------------   -------------
                                                         1998           1997
                                                    -------------   -------------
Gross sales                                         $  48,240,497   $  41,009,261
Less: outbound freight                                  2,690,501       3,274,663
                                                    -------------   -------------
   Net sales                                           45,549,996      37,734,598

Cost of sales                                          35,809,834      25,789,369
                                                    -------------   -------------
   Gross profit                                         9,740,162      11,945,229

General and administrative expenses                     7,796,762       7,373,823
Interest expense                                           10,751          52,753
Interest and sundry income                               (375,553)       (485,906)
Equity (income) loss of affiliate                         214,060        (204,152)
                                                    -------------   -------------
   Income (loss) before income taxes                    2,094,142       5,208,711

Provision (benefit) for state income taxes                 27,703          67,664
                                                    -------------   -------------
   Net income (loss)                                $   2,066,439   $   5,141,047
                                                    =============   =============

Retained earnings, beginning of year                   33,513,047      30,847,787
Net income (loss)                                       2,066,439       5,141,046
Distributions to stockholders                                --               --
Contributions from stockholders                          (126,538)       (466,148)
                                                    -------------   -------------
Retained earnings, end of year                      $  35,452,948   $  35,522,685
                                                    =============   =============


            See accompanying notes to combined financial statements.

NAPORANO IRON & METAL CO. AND NIMCO SHREDDING CO.
COMBINED STATEMENTS OF CASH FLOWS

                                                                       FOR THE YEAR ENDED DECEMBER 31,
                                                            -------------------------------------------------
                                                                1997               1996              1995
                                                            ------------      ------------       ------------
OPERATING ACTIVITIES:
   Net income (loss)                                        $ 12,942,791      $ (1,206,815)      $  9,847,396
   Adjustments to reconcile net income (loss) to
      net cash provided by (used in) operating
      activities:
      Depreciation                                             1,749,048         1,864,551          1,856,756
      Bad debt expense                                            18,638            68,986               --
      Equity (income) loss of affiliate                         (580,793)          283,304           (634,295)
      Changes in operating assets and liabilities:
        Trade accounts receivable                             (1,181,350)        7,718,076         (6,062,620)
        Sundry receivable                                       (425,342)          (22,306)           (24,588)
        Inventories                                           (3,822,099)       (8,255,864)        15,506,134
        Prepaid expenses and other assets                       (582,585)          259,354            346,543
        Due from related parties                                 204,393          (196,948)           203,398
        Accounts payable                                       1,425,806        (2,230,445)        (1,705,976)
        Accrued expenses and taxes                               864,925        (2,704,930)         1,613,836
                                                            ------------      ------------       ------------
          Net cash provided by (used in) operating
            activities                                        10,613,432        (4,423,037)        20,946,584
INVESTING ACTIVITIES:
   Net change in investment of affiliate                       1,942,002         2,950,000         (1,050,000)
   Purchases of property and equipment                        (2,345,708)         (713,235)        (2,250,737)
   Increase in cash surrender value of officers'
      life insurance                                                --           2,830,082           (237,439)
                                                            ------------      ------------       ------------
          Net cash (used in) provided by investing
            activities                                          (403,706)        5,066,847         (3,538,176)
FINANCING ACTIVITIES:
   Repayment of bank debt                                           --                --           (6,010,000)
   Proceeds from note receivable - related party               3,313,000        (3,313,000)              --
   Repayments of long-term debt, net                            (346,620)         (399,882)          (234,152)
   Net distributions to stockholders                         (10,277,531)       (4,962,619)        (5,686,094)
                                                            ------------      ------------       ------------
          Net cash used in financing activities               (7,311,151)       (8,675,501)       (11,930,246)
                                                            ------------      ------------       ------------

Net increase (decrease) in cash and cash
   equivalents                                                 2,898,575        (8,031,691)         5,478,162
Cash and cash equivalents, beginning of year                   4,631,794        12,663,485          7,185,323
                                                            ------------      ------------       ------------
Cash and cash equivalents, end of year                      $  7,530,369      $  4,631,794       $ 12,663,485
                                                            ============      ============       ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
   Interest paid                                            $    180,792      $    211,270       $    512,096
                                                            ============      ============       ============
   State income taxes paid                                  $    181,620      $    139,130       $    137,355
                                                            ============      ============       ============


                                                                       (UNAUDITED)
                                                              THREE MONTHS ENDED MARCH 31,
                                                                  1998           1997
                                                              ------------    ------------
OPERATING ACTIVITIES:
   Net income (loss)                                          $  2,066,439    $  5,141,047
   Adjustments to reconcile net income (loss) to
      net cash provided by (used in) operating
      activities:
      Depreciation                                                 536,873         391,332
      Bad debt expense                                              60,635           1,200
      Equity (income) loss of affiliate                           (214,060)        204,152
      Changes in operating assets and liabilities:
        Trade accounts receivable                               (4,240,995)     (3,545,328)
        Sundry receivable                                           59,689        (122,271)
        Inventories                                              8,149,073       2,608,688
        Prepaid expenses and other assets                           78,542        (845,546)
        Due from related parties                                      (628)        217,650
        Accounts payable                                        (4,499,251)     (4,240,385)
        Accrued expenses and taxes                                 869,797       1,279,685
                                                              ------------    ------------
          Net cash provided by (used in) operating
            activities                                           2,866,114       1,090,224
INVESTING ACTIVITIES:
   Net change in investment of affiliate                           376,118         792,041
   Purchases of property and equipment                            (254,334)       (192,640)
   Increase in cash surrender value of officers'
      life insurance                                                  --              --
                                                              ------------    ------------
          Net cash (used in) provided by investing
            activities                                             121,784         599,401
FINANCING ACTIVITIES:
   Repayment of bank debt                                             --              --
   Proceeds from note receivable - related party                      --              --
   Repayments of long-term debt, net                               (90,134)        (84,189)
   Net distributions to stockholders                              (126,538)       (466,148)
                                                              ------------    ------------
          Net cash used in financing activities                   (216,672)       (550,337)
                                                              ------------    ------------

Net increase (decrease) in cash and cash
   equivalents                                                   2,771,226       1,139,288
Cash and cash equivalents, beginning of year                     7,530,369       4,631,794
                                                              ------------    ------------
Cash and cash equivalents, end of year                          10,301,595       5,771,082
                                                              ============    ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
   Interest paid                                              $     38,194    $     41,195
                                                              ============    ============
   State income taxes paid                                    $       --      $       --
                                                              ============    ============

            See accompanying notes to combined financial statements

NAPORANO IRON & METAL CO. AND NIMCO SHREDDING CO.
NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.  DESCRIPTION OF BUSINESS

    Naporano Iron & Metal Co. and Nimco Shredding Co. (collectively, the "Company") are engaged in collecting, processing, selling and shipping scrap metals. Founded in 1907, the Company's operations, with three locations in Newark, New Jersey, include ferrous shredding; ferrous, nonferrous and stainless steel processing; dismantling and salvaging buses and railroad cars; and stevedoring. Domestic and international economic conditions, such as recessionary trends, inflation and interest rates, as well as changes in the commodity price of scrap metals can have a significant impact on the Company's operations.

2.  SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION
    The combined financial statements include the accounts of Naporano Iron & Metal Co. and Nimco Shredding Co. For financial reporting purposes, the Company operates as one segment. All significant intercompany accounts, transactions and profits have been eliminated.

    USE OF ESTIMATES
    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    REVENUE RECOGNITION
    Revenue from the sale of products is recognized when titles passes to a third party, which generally occurs at the time of shipment. Revenue from stevedoring operations is recognized in the period services are rendered.

    CASH EQUIVALENTS
    Cash equivalents represent investments in short-term deposits and commercial paper with banks which have original maturities of ninety days or less.

    INVENTORY
    Inventory quantities are verified on a monthly basis, using scale weights, physical counts, perpetual records, reconciliations, and field estimates. Inventory quantities subject to estimation techniques are routinely verified by weighing amounts on hand and zeroing piles when market conditions and sales quantities allow. The impact of inventory quantity adjustments, if any, are recognized in that period.

NAPORANO IRON & METAL CO. AND NIMCO SHREDDING CO.
NOTES TO COMBINED FINANCIAL STATEMENTS                                         5
--------------------------------------------------------------------------------

CONCENTRATIONS OF CREDIT RISK
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade accounts receivable. Cash and cash equivalents includes all cash balances and highly liquid investments with a maturity of three months or less when acquired. The Company places its temporary cash investments with high credit quality financial institutions. At times, such investments may exceed Federally insured limits. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, generally short payment terms and the use of irrevocable letters of credit. In addition, the Company routinely assesses the financial strength of its customers and financial institutions.

PROPERTY AND EQUIPMENT
Property and equipment are stated at cost. Depreciation is provided principally on the declining balance method for equipment, buildings and improvements based upon the estimated useful lives of the respective assets. Major renewals and improvements are capitalized while repairs and maintenance are expensed as incurred.

INVESTMENT
In 1989, the Company entered into a joint venture to collect, process and market stainless steel scrap solids, turnings and alloys. The Company is a 50% owner and accounts for its interest in the joint venture using the equity method.

IMPAIRMENT OF LONG-LIVED ASSETS
Effective January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, ("SFAS 121"). SFAS 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS 121 is applicable for most long-lived assets, indentifiable intangible and goodwill related to those assets. Management has determined that long-lived assets are fairly stated in the accompanying balance sheets, and that no indicators of impairment are present.

INCOME TAXES
The Company, with the consent of its two stockholders, has elected to be treated as an "S" Corporation under the applicable sections of the Internal Revenue Code. Under these sections, corporate income or loss, in general, is allocated to the stockholders for inclusion in their personal income tax returns. Accordingly, there is no provision for Federal income tax in the accompanying financial statements. The Company has also elected to be treated as an "S" Corporation for New Jersey state income tax purposes. The State of New Jersey imposes a nominal tax on "S" Corporations.

NAPORANO IRON & METAL CO. AND NIMCO SHREDDING CO.
NOTES TO COMBINED FINANCIAL STATEMENTS                                      6
--------------------------------------------------------------------------------

    ENVIRONMENTAL LIABILITIES AND EXPENDITURES
    Accruals for environmental matters are recorded in operating expense when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated. Accrued liabilities are exclusive of claims against third parties (except where payment has been received or the amount of the liability or contribution by such other parties, including insurance companies, has been agreed) and are not discounted.
    In general, costs related to environmental remediation are charged to expense. Environmental costs are capitalized if the cost increase the value of the property and/or mitigate or prevent contamination from future operations.

    FAIR VALUE OF FINANCIAL INSTRUMENTS
    The fair value of all short-term financial instruments approximate their carrying value due to their short maturity period. The fair value of long-term financial instruments approximates carrying value based on the variable interest rates implicit in the related instrument.

    UNAUDITED INTERIM FINANCIAL STATEMENTS
    The accompanying unaudited balance sheet as of March 31, 1998 and the related unaudited statements of operations and retained earnings and cash flows for the three months ended March 31, 1998 and 1997 have been prepared by the Company in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. However, in the opinion of management, the interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of results of the periods presented.

3.  INVENTORIES
    Inventories are stated at the lower of cost (principally weighted average cost) or net realizable market value.

    Inventories consist of the following:



                                                           (Unaudited)
                                  1997          1996          1998
                             ------------  ------------   ------------
    Ferrous Division         $ 17,872,887  $ 13,708,574   $  9,895,460
    Nonferrous Division           753,968     1,074,706        525,957
    Other                         296,326       317,802        352,691
                             ------------  ------------   ------------
      Totals                 $ 18,923,181  $ 15,101,082   $ 10,774,108
                             ------------  ------------   ------------



4.  PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

NAPORANO IRON & METAL CO. AND NIMCO SHREDDING CO.
NOTES TO COMBINED FINANCIAL STATEMENTS                                         7
--------------------------------------------------------------------------------

                                                        RANGE OF
                                                    ESTIMATED
                                                   USEFUL LIVES           1997                1996
                                                 -----------------  -----------------   -----------------
                                                     (YEARS)

    Land                                                -           $      629,005      $      629,005
    Building and improvements                         15-40              4,544,078           3,851,260
    Plant equipment                                    7-15              5,191,381           5,067,089
    Mobile equipment                                   3-5              11,753,629          11,437,882
    Furniture and fixtures                             5-10              1,058,254             837,336
    Construction in progress                            -                  193,475             157,854
                                                                    ---------------     ---------------
                                                                        23,369,822          21,980,426

    Less accumulated depreciation                                      (16,633,729)        (15,840,993)
                                                                    ---------------     ---------------
      Totals                                                        $    6,736,093      $    6,139,433
                                                                    ---------------     ---------------


5.  LONG-TERM DEBT

    Long-term debt consists of the following:


                                                                         1997              1996
                                                                    ----------------  ----------------
    Line of credit (Note 10)                                        $             -   $             -

    Promissory note payable - principal and interest payable in
      monthly installments through December 1999                            170,905           249,190

    Promissory note payable - principal and interest payable in
      monthly installments through September 2002                         1,585,356         1,853,691
                                                                    ----------------  ----------------
                                                                          1,756,261         2,102,881
    Less:  current portion                                                 (375,964)         (351,153)
                                                                    ----------------  ----------------
                                                                       $  1,380,297      $  1,751,728
                                                                    ----------------  ----------------

    Interest on the promissory notes accrues at a rate which is 2.15% above the average one month commercial paper rate stated in the Federal Reserve Statistical Release (5.90% and 5.88% as of December 31, 1997 and 1996, respectively). The notes are secured by mobile equipment and contain certain debt covenant requirements which include tangible net worth, current ratio and leverage ratio.

    Principal payment requirements in each of the five years subsequent to December 31, 1997 are as follows:

NAPORANO IRON & METAL CO. AND NIMCO SHREDDING CO.
NOTES TO COMBINED FINANCIAL STATEMENTS                                        8
--------------------------------------------------------------------------------



      YEAR ENDING DECEMBER 31,                                                              AMOUNT
                                                                                         -----------
      1998                                                                               $   375,000
      1999                                                                                   400,000
      2000                                                                                   335,000
      2001                                                                                   360,000
      2002                                                                                   290,000


6.  PENSION AND PROFIT-SHARING PLANS

    The Company maintains qualified noncontributory pension and profit-sharing plans for the benefit of all eligible nonunion employees. The pension plan provides for an annual minimum contribution of 1% of eligible compensation, while contributions to the profit-sharing plan are determined by the Company's Board of Directors. Total contributions to the plans charged to operations amounted to $202,000, $36,000 and $197,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

7.  ACCRUED EXPENSES

                                                                             1997            1996
                                                                         -----------      ----------
      Accrued freight                                                    $ 1,266,684      $  423,707
      Bonus accrual                                                          550,000          83,000
      Other liabilities                                                    1,859,597       2,304,649
                                                                         -----------      ----------
                                                                         $ 3,676,281      $2,811,356
                                                                         -----------      ----------


8.  STOCKHOLDERS' EQUITY

Invested capital consists of:                                                   1997         1996
                                                                             ---------    ----------
Preferred common stock no par value; 1000 shares
authorized, no shares outstanding                                           $       -     $       -

Common stock, no par value; 400 shares authorized,
issued and outstanding                                                              -             -

Common stock, $100 par value; 300 shares
authorized; 200 shares issued and outstanding                                  20,000        20,000

Additional paid in capital                                                    338,331       338,331
                                                                            ---------     ---------
                                                                            $ 358,331     $ 358,331
                                                                            ---------     ---------

NAPORANO IRON & METAL CO. AND NIMCO SHREDDING CO.
NOTES TO COMBINED FINANCIAL STATEMENTS                                         9
--------------------------------------------------------------------------------

9.  RELATED PARTY TRANSACTIONS

    The Company leases a processing facility from a related party.

    In 1996, the Company had a note receivable from a stockholder of $3,313,000 which was repaid in August 1997 with interest.

    In 1996, officers' life insurance with a cash surrender value of $2,830,082 was sold to a related party.

10. COMMITMENTS AND CONTINGENCIES

    LEGAL AND ENVIRONMENTAL MATTERS
    The Company is subject, among other things, to comprehensive local, state, federal and international regulatory and statutory requirements relating to the acceptance, storage, handling and/or disposal of solid waste and storm water, air emissions, and soil contamination and employee health. The Company believes that it is in material compliance with currently applicable environmental and other laws and regulations. The Company is a defendant or plaintiff in lawsuits that have arisen in the normal course of business. The Company maintains insurance coverage for various aspects of its business and operations. The Company has elected, however, to retain a portion of losses that occur through the use of various deductibles, limits and retention's under its insurance programs. This situation may subject the Company to future liability for which it is only partially insured. While certain of the lawsuits involve allegedly significant amounts, it is management's opinion, based on the advice of counsel, that the ultimate resolution of such litigation will not have a material adverse effect on the Company's financial position or results of operations.


    LINE OF CREDIT
    The Company has a loan and security agreement with Fleet Bank, N.A. expiring July 30, 1999 which allows for borrowings of up to $20,000,000 with interest at the prime rate. The security for any borrowings includes cash, accounts receivable, inventories, real property and equipment. The agreement contains certain debt covenant requirements which include tangible net worth, current ratio and leverage ratio. At December 31, 1997 and 1996, the Company had no outstanding borrowings under the agreement and was in compliance with all debt covenants. The Company is obligated to pay an unused commitment fee of .188% per annum.

    LEASES
    The Company is obligated under an agreement with the Port Authority of New York/New Jersey to lease certain storage and shipping facilities which are currently under construction by the Company. The Company is leasing temporary facilities at $67,000 per month. Rentals paid for the temporary facilities amounted to $788,000 in 1997 and $778,000 in 1996, including excess tonnage charges. Upon completion of construction, which is expected to occur by December 1, 1998, the Company is committed to lease the permanent facilities under an operating lease that expires February 29, 2020. Minimum future rentals under the operating lease in years subsequent to December 31, 1997 are as follows:

NAPORANO IRON & METAL CO. AND NIMCO SHREDDING CO.
NOTES TO COMBINED FINANCIAL STATEMENTS                                       10
--------------------------------------------------------------------------------


     Year Ending December 31,                                                      Amount
     ------------------------                                                      ------
     1998                                                                       $    803,000
     1999                                                                          1,074,000
     2000                                                                          1,191,000
     2001                                                                          1,265,000
     2002                                                                          1,340,000
     Thereafter                                                                   27,668,000
                                                                                ------------
       Total                                                                    $ 33,341,000
                                                                                ------------


    Commencing, March 1, 1999, the base rent will be increased annually based on changes in the Consumer Price Index. The Company can terminate without cause during the first five years subject to specified liquidated damages. Thereafter, either party has the right to terminate the lease on the eleventh and sixteenth anniversary, with two years' prior notice.

    In April 1998, the Company obtained an irrevocable standby letter of credit for $1,900,000 from Fleet Bank, N.A., which acts as a security interest for the lease.

11. OPERATIONS BY GEOGRAPHIC AREA

    Geographic revenues are as follows:



                                                                1997           1996           1995
                                                              --------       --------       --------
    United States                                                54.4%          56.5%          26.2%
    Asia                                                         43.9%          22.6%          47.5%
    Middle East                                                  -               8.0%          17.4%
    Other                                                         1.7%          12.9%           8.9%
                                                              --------       --------       --------
                                                                100.0%         100.0%         100.0%
                                                              --------       --------       --------


12. SUBSEQUENT EVENT

    On May 24, 1998, the Company signed a definitive stock purchase agreement with Metal Management, Inc. pursuant to which Metal Management, Inc. will acquire all the outstanding capital stock of the Company.